Exhibit (a)(1)(F)

Forms of Reminder E-mails – Dates may change if expiration date of offer is extended

[DATE] – [One Week After Offer Commences]

We have just completed [week one] of the Magma Design Automation, Inc. Offer to Exchange Certain Outstanding Options for Restricted Stock Units (referred to as the “Offer to Exchange”). The offer to exchange your eligible options will expire at 9:00 p.m., Pacific Time, on December 18, 2008, unless we extend the offer.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received via facsimile, e-mail (via PDF only) or by hand delivery before 9:00 p.m., Pacific Time, on December 18, 2008, by:

Susan Berry

Magma Design Automation, Inc.

1650 Technology Drive

San Jose, California 95110

Fax: (408) 565-7980

E-mail: stock@magma-da.com

Please note that responses submitted via e-mail must be sent to stock@magma-da.com (as described above). Responses submitted to Susan Berry’s e-mail address at Magma will not be accepted.

Only responses that are complete, signed and actually received by Susan Berry by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to:

Susan Berry

Magma Design Automation, Inc.

1650 Technology Drive

San Jose, California 95110

Phone: (408) 565-6196

E-mail: stock@magma-da.com

This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Rajeev Madhavan, dated November 20, 2008; (3) the election form; and (4) the withdrawal form. You also may access these documents on Magma’s website at http://investor.magma-da.com/sec.cfm or through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

[DATE BEGINNING FINAL WEEK OF OFFER PERIOD] – Final Week

We are entering the final week of the Magma Design Automation, Inc. Offer to Exchange Certain Outstanding Options for Restricted Stock Units (referred to as the “Offer to Exchange”). After today, there are seven (7) days left to make your election. The offer to exchange your eligible stock options will expire at 9:00 p.m., Pacific Time, on December 18, 2008, unless we extend the offer.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received via facsimile, e-mail (via PDF only) or by hand delivery before 9:00 p.m., Pacific Time, on December 18, 2008, by:

Susan Berry

Magma Design Automation, Inc.

1650 Technology Drive

San Jose, California 95110

Fax: (408) 565-7980

E-mail: stock@magma-da.com

Please note that responses submitted via e-mail must be sent to stock@magma-da.com (as described above). Responses submitted to Susan Berry’s e-mail address at Magma will not be accepted.

Only responses that are complete, signed and actually received by Susan Berry by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to:

Susan Berry

Magma Design Automation, Inc.

1650 Technology Drive

San Jose, California 95110

Phone: (408) 565-6196

E-mail: stock@magma-da.com

This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Rajeev Madhavan, dated November 20, 2008; (3) the election form; and (4) the withdrawal form. You also may access these documents on Magma’s website at http://investor.magma-da.com/sec.cfm or through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

[December 18, 2008] – Last Day (Offer Expiration Date)

Today is the last day to elect to exchange your eligible options as part of the Magma Design Automation, Inc. Offer to Exchange Certain Outstanding Options for Restricted Stock Units (referred to as the “Offer to Exchange”). The offer to exchange your eligible options will expire at 9:00 p.m., Pacific Time, today, December 18, 2008.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received via facsimile, e-mail (via PDF only) or by hand delivery before 9:00 p.m., Pacific Time, on December 18, 2008 by:

Susan Berry

Magma Design Automation, Inc.

1650 Technology Drive

San Jose, California 95110

Fax: (408) 565-7980

E-mail: stock@magma-da.com

Please note that responses submitted via e-mail must be sent to stock@magma-da.com (as described above). Responses submitted to Susan Berry’s e-mail address at Magma will not be accepted.

Only responses that are complete, signed and actually received by Susan Berry by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to:

Susan Berry

Magma Design Automation, Inc.

1650 Technology Drive

San Jose, California 95110

Phone: (408) 565-6196

E-mail: stock@magma-da.com

This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Rajeev Madhavan, dated November 20, 2008; (3) the election form; and (4) the withdrawal form. You also may access these documents on Magma’s website at http://investor.magma-da.com/sec.cfm or through the U.S. Securities and Exchange Commission’s website at www.sec.gov.